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                                                                   EXHIBIT 10.16


STATE OF NORTH CAROLINA
                                                           AMENDED AND RESTATED
COUNTY OF WAKE                                               LEASE AGREEMENT

     THIS AMENDED AND RESTATED LEASE AGREEMENT (the "Lease") is made, entered into and effective as of July 1, 1999, by and between WAKEMED PROPERTY SERVICES (formerly known as Wake County Health Facilities and Services Authority, Inc.), a North Carolina nonprofit corporation (hereinafter called the "Landlord"), and LIPOMED, INC., a North Carolina corporation (hereinafter called the "Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of August 8, 1997, as the same has been amended by that certain Amendment No. 1 to Lease Agreement dated as of November 1, 1997, that certain Amendment No. 2 to Lease Agreement dated as of February 6, 1998, that certain Amendment No. 3 to Lease Agreement dated as of May 21, 1998 and that certain Amendment No. 4 to Lease Agreement dated as of September 22, 1998 (collectively, the "Original Lease").

     WHEREAS, the parties desire to amend and restate in its entirety the Original Lease as set forth in this Lease.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Lease hereby agree to amend and restate in its entirety the Original Lease as follows:

     1.   Premises. The Landlord hereby leases to the Tenant and the Tenant
          --------
hereby hires and takes from the Landlord the space being more particularly described on the attached floor plan designated Exhibit A (hereinafter called
                                                ---------
the "Premises") consisting of seven thousand four hundred forty-eight (7,448) square feet of net rentable area in the building (hereinafter called the "Building") situated on the parcel of land described on attached Exhibit B
                                                                 ---------
(hereinafter called the "Land") located in the City of Raleigh, State of North Carolina, together with the right to the use of and benefit from, in common with others, the areas of the Building intended for the general common use and benefit of all tenants of the Building (hereinafter called the "Common Area").

     2.   Use.
          ---

          (a) The Building was designed to provide medical office space to health care professionals, and the Premises shall be used and occupied by the Tenant only for purposes consistent with the character of the Building and all other uses incidental and related to providing health care in Wake County, North Carolina. In order that the Building may serve the health care needs of the Raleigh area generally, the Tenant agrees that all

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     medical equipment used by Tenant on the Premises shall be approved by the
     Landlord (which approval shall not be unreasonably withheld). The Landlord acknowledges that the Tenant shall have the right to acquire and operate equipment and perform procedures customarily and reasonably associated with an office practice in Tenant's medical specialty or subspecialty; provided, however, that the Tenant acknowledges that the Landlord does not intend to approve substantial medical equipment or medical procedures which unnecessarily duplicate hospital services such as fixed x-ray and cardiac catheterization equipment. The parties hereto agree that the equipment, fixtures and procedures described on attached Exhibit C have been approved
                                                   ---------
     by Landlord pursuant to this Article 2. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in a lawful manner and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or the Landlord it its management of the Building. The Tenant shall abide by and observe all reasonable and uniform rules and regulations promulgated from time to time by Landlord for the operation, safety, security and maintenance of the Building.

          (b) Tenant shall not damage any demising wall of the Building, or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

     3.   Lease Term and Condition of Premises.
          ------------------------------------

          (a) The term of this Lease (the "Lease Term") shall commence on July 1, 1999 (the "Commencement Date") and shall end at midnight on June 30, 2002 (the "Expiration Date"), unless sooner terminated pursuant to the terms of this Lease or extended pursuant to Article 3(b) below.

          (b) Provided that Tenant is not in default hereunder, prior to the expiration of the initial term of this Lease (as provided in Article 3(a) above), Tenant may elect to renew this Lease for one (1) additional term of two
(2) consecutive years; provided, however, that such renewal shall be effective and binding on the parties hereto if, and only if, Landlord and Tenant through good faith negotiations reach mutual written agreement as to the terms and conditions of such renewal term. Such negotiated terms shall include (without limitation) the amount of Basic Rent and annual rent increases (which increases shall, in no event, be less than 3% per year). Tenant shall notify Landlord in writing of its election to enter into such negotiations no less than ninety (90) days prior to the Expiration Date.

          (c) The Premises shall be accepted by Tenant "as is," and Landlord makes no representation or warranty as to the condition of the Premises, or to repair or maintain the Premises, except as expressly provided

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herein. The taking of possession by Tenant shall be deemed conclusively to establish that the Premises and any improvements thereto are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord, unless such representations or promises are expressly set forth in this Lease.

     4.   Preparation for Occupancy. The Premises shall be prepared for
          -------------------------
occupancy by Tenant in accordance with plans and specifications obtained by Tenant (the "Plans"), and such Plans shall include the addition of a loading dock to the Building. The Plans shall be subject to the review and approval of Landlord, and shall be attached hereto and made a part hereof as Exhibit D upon
                                                                 ---------
such approval by Landlord. The upfit to be performed by Tenant pursuant to the Plans shall be referred to as the "Tenant's Work". Tenant shall act to insure that the upfit of the Premises is commenced promptly and completed no more than one hundred twenty (120) days after the Commencement Date (the "Completion Date"). The parties agree that all of Tenant's Work shall be performed at Tenant's sole cost and expense; provided, however, that Landlord shall loan to Tenant (the "Loan") an amount not to exceed Ninety-one Thousand Four Hundred Eighty-one and No/100 ($91,481.00) for the sole purpose of paying for the work contemplated by the Plans. The Loan shall be added to the current outstanding principal amount of all other indebtedness of Tenant to Landlord (currently, $22,630.30) and the aggregate amount thereof shall be evidenced by a promissory note (the "Note") from Tenant to Landlord in the form of Exhibit E attached
                                                         ---------
hereto and made a part hereof. Tenant shall repay the Loan in accordance with the terms of the Note, and payments under the Note shall be deemed Additional Rent (as defined in Article 5(b)). Landlord shall have the right to approve the general contractor selected by Tenant for the performance of the work contemplated by the Plans, which approval shall not be unreasonably withheld. Tenant's Work shall be completed in a good and workmanlike manner and in compliance with federal, state, and local laws, and shall include obtaining a certificate of occupancy or other form of authorization, if required by law, issued by the appropriate government or agency thereof, stating that the Premises may lawfully be occupied for the use permitted by this Lease.

     5.   Rent.
          ----

          (a)   Basic Rent. Subject to the rent adjustments set forth in Article
                ----------
5(c) below, the Tenant shall pay to the Landlord an annual rental ("Basic Rent") during the term hereof equal to Ten and No/100 Dollars ($10.00) per square foot of net rentable area contained in the Premises (calculated as $74,480.00 per year and $6,206.67 per month, subject to adjustment). The Basic Rent shall be payable in twelve equal monthly installments in advance on the first day of each calendar month without deduction, setoff or defense, with

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Basic Rent for any period of less than one calendar month apportioned on the basis of the number of days in that month.

          (b)   Additional Rent. All other sums of money as shall become due and
                ---------------
payable by the Tenant to the Landlord hereunder ("Additional Rent") shall constitute consideration to the Landlord for the Lease Term, and the Landlord shall have the same remedies for the Tenant's default in the payment of Additional Rent as for Tenant's default in the payment of Basic Rent.

          (c)   Rent Adjustments. The Basic Rent shall be increased on the
                ----------------
anniversary of the Commencement Date each year of the Lease Term (hereafter called an "Adjustment Date") by three percent (3%) of the Basic Rent payable for the month immediately preceding the Adjustment Date; and said increased Basic Rent shall be payable on said Adjustment Date and on the first day of each month thereafter until the earlier of the next Adjustment Date or the end of the Lease Term.

          (d)   Late Payments. Any installment of Rent, Additional Rent or other
                -------------
amount due or accruing hereunder, whether termed rent or otherwise, and payable hereunder by Tenant to Landlord, not paid when due, shall be subject to a late payment fee equal to five percent (5%) of the amount due, which amount shall be added to, and constitute part of, Rent.

     6.   Taxes. Landlord shall pay all real estate taxes, assessments and
          ------
other governmental charges which shall be levied or assessed, or which become liens, upon the Land or Building.

     7.   Maintenance and Repairs. During the Lease Term the Tenant, at its
          -----------------------
sole cost and expense, shall take good care of the Premises and Landlord's fixtures and appurtenances therein. The Tenant shall be responsible for any damage to the Premises caused by the Tenant's occupation thereof, normal wear and tear excepted. The Landlord shall perform all maintenance and make all repairs to the Premises, Common Areas of the Building and Building service systems of every kind and nature now or hereafter attached to or used in connection with the operation of the Building, including but not limited to, plumbing, sprinkler, HVAC, electrical and mechanical lines and equipment associated therewith, and elevators (except to the extent any maintenance, repair and/or replacement is caused by the acts or omissions of Tenant or its employees, agents, patients, guests, invitees or contractors, in which case Tenant shall be responsible for the costs of such maintenance, repair and/or replacement). The Landlord shall perform all repairs and restoration required by
Article 11 ("Casualty") and Article 13 ("Condemnation").

     8.   Landlord's Services. The Landlord shall, at its own cost and
          -------------------
expense (except as set forth below), furnish to the Tenant the following services, utilities, supplies and facilities:

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          (a) Access to the Premises twenty-four (24) hours a day, seven (7)
          days a week.

          (b) Elevator service.

          (c) Heat, ventilation and air conditioning on the Tenant's business days from 8:00 a.m. to 8:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. and at such other times as the Tenant may reasonably request as hereinafter provided.

          The Landlord shall furnish HVAC beyond the above stated hours, provided that notice requesting such service is delivered to the Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on a Saturday, Sunday, or holiday of the Tenant. Landlord shall have the right to designate any person or department to which all requests for extraordinary HVAC service by Tenant shall be directed. The Landlord's cost of supplying such additional service shall be paid by the Tenant. The Landlord shall bill the Tenant on or before the last day of the month following the month in which such charges are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. The Tenant shall reimburse the Landlord therefor with thirty (30) days after receipt of the invoice.

          (d) Cleaning and janitor services, including removal of refuse and rubbish and furnishing washroom supplies.

          (e) Hot and cold running fresh water in certain common areas of the Building.

          (f) Electricity for lightning and for operation of such office machines, appliances and equipment as the Landlord may permit to be used on the Premises; provided, however, that Tenant shall be responsible for, and shall pay in a timely manner, all electric bills for the Premises.

          (g) Provision, installation and replacement of all necessary light bulbs, tubes and ballasts.

          (h) Vermin extermination.

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          (i) General security for the Building not including security personnel or a Building security system other than non-electric door key locks.

     9.   Alterations and Improvements. Tenant shall not make or allow to be
          ----------------------------
made any alterations or physical additions in or to the Premises without first obtaining the written consent of the Landlord. Any alterations, physical additions or improvements to the Premises made by the Tenant shall at once become the property of the Landlord and shall be surrendered to the Landlord upon termination or expiration of this Lease. The Landlord, at its option, may require the Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time the Tenant took possession, all costs of removal and/or alterations to be borne by the Tenant. This Article 9 shall not apply to moveable equipment or furniture (including moveable partitions) owned by the Tenant which may be removed by the Tenant at the end of the term of this Lease if the Tenant is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of the Landlord. The Tenant will peaceably yield up to the Landlord the Premises in good order and condition, excepting ordinary wear and tear, repairs required to be made by the Landlord, or damage, destruction or loss by fire or other casualty or by any other cause unless such damage, destruction or loss is caused by the act, omission or negligence of the Tenant or any employees, invitees, licensees or agents of the Tenant and is not covered by insurance carried or required by this Lease to be carried by the Landlord, and in such event the repair of such damage, destruction or loss is the responsibility of Tenant. The Tenant shall repair all damage to the Premises and the fixtures, appurtenances and equipment of the Landlord therein, and to the Building, caused by the Tenant's removal of its furniture, equipment and machinery.

     10.  Inspection. The Landlord shall, upon advance oral notice to the Tenant
          ----------
(except in an emergency, in which case no notice shall be required), have the right at all reasonable times (including, without limitation, during business hours) to inspect the Premises and show the same to prospective mortgagees or tenants and, at all times, to make repairs or replacements as required by this Lease or as may be necessary; provided, however, that the Landlord shall use reasonable efforts not to disturb the Tenant's use and occupancy of the Premises.

     11.  Casualty.
          --------

          (a)   Minor Damage. In the event any portion of the Premises, Common
                ------------
     Areas of the Building or Building equipment or systems serving the Premises or Common Areas (hereinafter collectively referred to as the "Damaged Property") is damaged by fire or other casualty, earthquake or flood or by any other cause of any kind or nature and the Damage Property can, in the opinion of the Landlord's architect, be repaired within

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     ninety (90) days from the date of damage, the Landlord shall proceed to make such repairs as required by paragraph (c) below. This Lease shall not terminate, but the Tenant shall be entitled to a proportionate abatement of Basic Rent payable during the period commencing on the date of the damage and ending on the date the Damaged Property is repaired as aforesaid. For purposes of paragraphs (a) and (b) of this Article 11, rental abatement shall be based upon the portion of the Premises rendered untenantable or unfit for use by the Tenant during such period as determined in the reasonable judgment of Landlord.

          (b)   Major Damage. If (i) in the opinion of the Landlord's architect,
                ------------
     damage to the Damaged Property cannot be repaired within ninety (90) days from the date of the damage, or (ii) in the opinion of the Landlord's architect, the cost of repair will exceed thirty (30%) of the replacement cost (exclusive of architectural and engineering fees, excavation, footings and foundations) of the Building, then either party may terminate this Lease by notice to the other within twenty (20) days from the date on which the architect's opinion is delivered to the Tenant when termination is based on the architect's opinion, and otherwise by such notice within twenty (20) days from the end of the ninety (90) day period, as it may have been extended by an excusable delay. In the event of termination under this Article, this Lease and the term hereof shall terminate on the date specified in the notice and Basic Rent shall be apportioned as of the date of the damage.

          (c)   Landlord's Repair. In the event neither party exercises its
                -----------------
     option to terminate hereunder, the Landlord shall, with due diligence, undertake to repair, alter and restore the Damaged Property as a complete architectural unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of the damage. The Tenant shall be entitled to a proportionate abatement of Basic Rent the manner and to the extent provided in paragraph (a). When required by this Article, the architect's opinion shall be delivered to Tenant within thirty (30) days from the date of damage.

     12.  Insurance and Indemnity. The Landlord shall at all times during the
          -----------------------
term of this Lease maintain a policy or policies of fire, extended coverage or similar casualty insurance covering the Building against loss, damage or destruction in an amount equal to ninety percent (90%) of the full replacement cost of the Building structure and its improvements as of the date of loss (exclusive of architectural and engineering fees, excavation, footings and foundations); provided, however, that the Landlord shall not be required in any way or manner to insure any personal property of the Tenant or which the Tenant may have upon or within the Premises or any fixtures installed by or paid for by the Tenant upon or within the Premises; and provided further that Landlord may self-insure the obligations described in this Article.

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     Tenant shall at all times during the term hereof maintain commercial general liability insurance covering injury to persons or damage to property in or about the Premises, insuring Landlord and Tenant, in coverage amounts acceptable to Landlord.

     Each of Landlord and Tenant hereby releases the other from any loss or damage to property caused by fire or any other perils insured through or under, either by subrogation or otherwise, policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in full force only with respect to the loss or damage occurring during such times as the releasor's policies shall contain a clause of endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     Tenant shall defend Landlord, with counsel reasonably approved by Landlord, from and against all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages on the Premises and any other party having an interest in the Premises (herein, the "Landlord Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Landlord Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from
(i) bodily injury to or death of any person, or damage to or loss of tangible property, on or about the Premises, the Building or the Land, or connected with the use, condition or occupancy of any part thereof and not caused by the gross negligence or willful misconduct of any Landlord Indemnified Party, or (ii) any negligent act, omission or misconduct of Tenant of its agents, contractors, licensees, sublessess or invitees, or (iii) any breach by Tenant of its obligations under this Lease.

     13.  Condemnation.
          ------------

          (a)   Taking of Building. If at any time during the term the of this
                ------------------
     Lease, the whole of the Building shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain, except as provided herein, this Lease shall terminate on the date of such taking. If less than all of the Building shall be taken and such portion taken does not

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     include all of the Premises and, in the Landlord's reasonable opinion communicated by notice to the Tenant within sixty (60) days after such taking, the Tenant is able to gain access to and continue the conduct of its business on the Premises, this Lease shall remain unaffected, except that the Tenant shall be entitled to a pro rata abatement of Basic Rant based on the proportion which the area of the Premises so taken bears to the area of the Premises immediately prior to such taking. For purposes of this Article 13, taking by condemnation or eminent domain shall include the exercise of any similar governmental power and any sale, transfer or other disposition of the Building and Land in lieu or under threat of condemnation. The term "Building," as used in this Article, shall include the Premises and the access ways thereto.

          (b)   Temporary Taking. If the use and occupancy of the whole or any
                ----------------
     part of the Premises is temporarily taken for a public or quasi-public use for a period less than the balance of the term of this Lease, at the Tenant's option to be exercised in writing and delivered to the Landlord not later than sixty (60) days after the date of such taking, this Lease shall terminate on the date specified in the notice or shall continue in full force and effect. If this Lease remains in effect, the Tenant shall be entitled to a proportionate abatement of Basic Rent in the manner and to the extent provided in paragraph (a) for the period during which the Premises or any part thereof is taken.

          (c)   Condemnation Awards. The Landlord shall be entitled to receive
                -------------------
     the entire award or awards in any condemnation proceeding without deduction therefrom for any estate vested in the Tenant and the Tenant shall receive no part of such award or awards from the Landlord or in the condemnation proceedings. Subject to the foregoing, Tenant shall be entitled to file a separate claim for its damages incurred due to the condemnation, provided that such claim does not affect the Landlord's claim or award.

          (d)   Repairs and Alterations. If there is a taking hereunder and this
                -----------------------
     Lease is continued, the Landlord shall make all necessary repairs and alterations to make the Premises an architectural whole, provided, that the Landlord shall not be obligated to expend for said repairs or alterations any amount in excess of the condemnation proceeds received by the Landlord.

     14.  Signs. The Tenant shall not place any signs on the Land or exterior of
          -----
the Building without the prior approval of the Landlord. The Tenant may place its signs on the entrance doors to the Premises. The Tenant's name and the location in the Building of the Premises shall be affixed to a directory board to be provided by the Landlord at the Landlord's expense.

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     15.  Parking. The Landlord will maintain a parking lot providing free
          -------
parking for tenants in the Building and other persons having business therein. Tenant and its employees, customers and licensees shall have the non-exclusive right to use the parking areas as may be designated by Landlord in writing, subject to reasonable rules and regulations as Landlord may from time to time prescribe and subject to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. Landlord may require, at its option, in its sole discretion, that Tenant, its employees, invitees and visitors use certain numbered spaces to be designated by Landlord.

     16.  Default. In the event that (i) Tenant shall fail to pay Basic Rent,
          -------
Additional Rent or any other amounts on the due date therefor or within five (5) days thereafter; or (ii) Tenant shall default in any payment due under the Note; or (iii) any default, event of default or breach shall occur under the Note, which default, event of default or breach is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Note; or (iv) Tenant shall default in the performance of any of its other obligations under this Lease and shall fail to cure such default within thirty
(30) days after receipt of written notice from the Landlord, then the Landlord may:

          (a) Cure any such default and any costs and expenses incurred by the Landlord therefor shall be deemed Additional Rent to be paid by the Tenant hereunder, but it is expressly agreed that such curing of any default shall not be deemed a waiver by the Landlord of any such default or remedy provided herein.

          (b) Enter and take possession of the Premises without terminating this Lease and sublease the Premises for the account of the Tenant. The Tenant shall be liable for the difference between the rent and other amounts paid by the sublessee and the rent and other amounts payable by the Tenant hereunder and all reasonable expenses incurred in entering the Premises and preparing it for such sublease.

          (c) Terminate this Lease without further notice and reenter the Premises and remove all persons and all or any property therefrom, either by summary proceedings, ejectment or otherwise, and repossess the Premises together with all additions, alterations, improvements and personal property, now or hereafter erected, maintained or located thereon. The Landlord shall have the right to take such action without being guilty of trespass. At any time and from time to time after such termination, the Landlord may, at its option, relet the Premises or any part thereof, without notice to the Tenant, upon such terms and conditions as the Landlord, in its sole discretion, deems advisable, and receive and collect their rents therefore, applying the same first to the payment of all costs and expenses of such reletting and then to the payment of damages

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     in amounts equal to the rental due hereunder and to the cost and expense of performing the other covenants of the Tenant. The Tenant agrees to pay to the Landlord the Basic Rent, Additional Rent and all other charges required to be paid by the Tenant up to the time of such termination of this Lease. Thereafter, the Tenant agrees to pay to the Landlord during the remainder of the term of this Lease, all Basic Rent and Additional Rent and all other charges required to be paid by the Tenant under this Lease, less the net proceeds, if any, received from the reletting of the Premises.

          (d) Declare immediately due and payable the entire amount of Basic Rent, Additional Rent and amounts due under the Note, whether then payable or to become payable during the remainder of the term of the Lease. Upon acceleration of such amounts, Tenants agrees to pay the same at once, together with all rents and other amounts theretofore due. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

     No remedy set forth in this Article 16 is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon a default under this Lease shall impair any such right or power or shall be construed to be a waiver thereof.

     17.  Holdover. Tenant will, at the termination of this Lease by lapse of
          --------
time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than fourteen (14) days advance notice or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) times the Basic Rent in effect on the termination date, computed on a basis for each day of the hold over period. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as Landlord's consent for Tenant to hold over.

     18.  Liens. Tenant shall have no authority, express or implied, to create
          -----
or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises, Land or Building for

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any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any upfit or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against the Premises, Land or Building, or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises, Land or Building or under the terms of this Lease.

     19.  Notices and Payments. Any notice, document or payment required or
          --------------------
permitted to be delivered or remitted hereunder or by law shall be deemed to be delivered or remitted, whether actually received or not, three (3) days after being deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they shall have specified by written notice delivered in accordance herewith:

     LANDLORD                                    TENANT
     --------                                    ------

WakeMed Property Services                          LipoMed, Inc.
P.O. Box 14743                                   3009 New Bern Ave.
Raleigh, North Carolina 27620-4743                 Raleigh, North Carolina 27610
Attn: Vice-President/Finance

     20.  Assignment And Subletting. The Tenant shall not by operation of law or
          -------------------------
otherwise, assign, mortgage, pledge, encumber or otherwise transfer any interest in this Lease, and neither the Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of the Tenant or anyone claiming under or through the Tenant, nor shall the Premises or any part thereof be sublet or be used, occupied or utilized by anyone other than the Tenant, without the prior written consent of the Landlord (which consent shall not be unreasonably withheld). A transfer of more than 30% in interest of the Tenant (whether stock, partnership interest or otherwise), whether in a single transaction or a series of related or unrelated transactions taking place within a twelve (12) month period, shall be deemed an assignment of this Lease. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by the Tenant in contravention of this Article shall be void. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied other than by the Tenant, the Landlord may collect rent form the assignee, subtenant or occupant, and apply the net amount collected to the Basic Rent; provided, however, no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or an acceptance of the assignee, subtenant or occupant as tenant under this Lease, or a release of the Tenant from the further performance by the

Tenant of any covenants contained herein. The consent by the Landlord to an assignment or subletting shall not in any way be construed to relieve the Tenant from obtaining the express consent of the Landlord to any further assignment or subletting.

     21.  Quiet Enjoyment. The Tenant shall have the peaceable and quiet
          ---------------
possession of the Premises for the term of this Lease provided the Tenant pays the Basic Rent, Additional Rent and any amounts due under the Note and performs and observes the other covenants to be performed and kept by the Tenant hereunder.

     22.  Attornment and Non-Disturbance. With respect to any existing ground
          ------------------------------
lease, underlying lease and/or first mortgage, within thirty (30) days after the Tenant executes this Lease and, with respect to any future ground lease, underlying lease and/or first mortgage, on or before the effective date thereof, the Landlord shall obtain from its ground lessor, underlying lessor and/or mortgagee a written agreement with the Tenant which shall be binding on their respective successors and assigns and provide that so long as this Lease shall be in full force and effect (a) the Tenant shall not be joined as a defendant in any proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage; and (b) the Tenant's possession and use of the Land, Premises and Building in accordance with the provisions of this Lease shall not be affected or disturbed by reason of any modification of or default under the ground or underlying lease or first mortgage. If the ground or underlying lessor and/or mortgagee or any successor in interest shall succeed to the rights of the Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, the Tenant will attorn to and recognize such successor-landlord as the Tenant's landlord and the successor-landlord will accept such attornment and recognize the Tenant's rights of possession and use of the Premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of attornment and recognition shall be required.

     23.  Estoppel Certificate. The Tenant agrees, at any time and from time to
          --------------------
time, upon not less than thirty (30) days' prior notice from the Landlord, to execute, acknowledge and deliver to the Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and other charges hereunder have been paid by the Tenant; (iii) stating whether the Tenant has knowledge that the Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if the Tenant has knowledge of such a default, specifying each such default and (iv) stating the address to which notices to the Tenant shall be sent.

     24.  Memorandum Of Lease. The parties shall, if requested by either,
          -------------------
execute a memorandum of this Lease for recording purposes. The requesting party shall pay all costs of recording.

     25.  Broker. Tenant warrants and represents to Landlord that it has had no
          ------
dealings with any real estate broker or agent in connection with this Lease, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expenses and liabilities (including reasonable attorneys' fees), causes of action, claims or suits in connection with any compensation, commission, fee or charges claimed by any real estate broker or agent with respect to this Lease or the negotiation thereof, arising out of any act of Tenant.

     26.  Hazardous Materials.
          -------------------

          (a) Tenant agrees that it will not release, discharge, place, hold or dispose of any Hazardous Material (as hereinafter defined) on, under or at the Premises, in the Building or on the Land, and that it will not use the Premises, the Building, the Land or any portion thereof as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Material. Tenant further agrees that it will not cause or allow any asbestos to be incorporated into any improvements or alteration that it makes or causes to be made to the Premises or the Building.

          (b) Tenant hereby agrees to and does indemnify, defend and hold harmless Landlord from and against any and all claims of any and every kind whatsoever (including without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Landlord for, with respect to, or as a direct or indirect result of (i) any breach by Tenant of the provisions of this
     Article 26, or (ii) to the extent caused or allowed by tenant or any agent, employee, invitee or licensee of Tenant, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, onto, or into the Premises, the Building, the Land the atmosphere or any watercourse, body of water or groundwater, of any Hazardous Material (including without limitation any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material); and the provisions of and undertakings and indemnification set forth in this paragraph shall survive the termination of this Lease, for any reason, and shall constitute the liability, obligation and indemnification of Tenant, binding upon Tenant forever. The provisions of the preceding sentence shall govern and control over any inconsistent provision in this Lease.

          (c) For purposes of this Lease, "Hazardous Material" means and includes any hazardous or toxic substance, pollutant, contaminant, gas or petroleum product defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, as amended, or any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, or any other hazardous, toxic or dangerous waste, substance or material, gas or petroleum product or medical waste.

     27.  Landlord's Liability. Notwithstanding anything to the contrary
          --------------------
contained in this Lease, Tenant agrees and understands that Tenant shall look solely to the estate and property of Landlord in the Building for the enforcement of a judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of default or breach of Landlord in performance of it obligations under this Lease, it being intended that there will be absolutely no personal liability on the part of Landlord, its successors and assigns (or their respective officers, directors, agents, members, managers or partners) with respect to any of the terms, covenants and conditions of this Lease, and no other assets of the Landlord shall be subject to levy, execution, attachment or any other legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach, this exculpation of liability to be absolute and without exception whatsoever.

     28.  Miscellaneous. (1) This Lease shall be strictly construed neither
          -------------
against the Landlord nor the Tenant. (2) No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative and in addition to all other remedies in law or equity which either party may have arising out of the default of the other party and failure to cure such default within the applicable grace period.
(3) Each provision hereof shall be deemed both a covenant and a condition running with the land. (4) Failure of either party to cure a default of the other under this Lease shall not render such non-defaulting party in any way liable therefor, or relieve the defaulting party from any of its obligations hereunder, and failure of either party to exercise any of its rights hereunder upon the default of the other party shall not be deemed to be a waiver of its rights upon such default, or any future default hereunder.

     29.  Binding Agreement. This Lease shall bind and inure to the benefit of
          -----------------
the parties hereto and their respective executors, distributees, heirs, representatives, successors and permitted assigns.

     30.  Applicable Law. This Lease shall be construed and enforced in
          --------------
accordance with the laws of the State of North Carolina, and the proper venue for any dispute arising under this Lease shall be Wake County, North Carolina.

     31.  Counterparts. This Lease may be executed in several counterparts and
          ------------
all so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original or the same counterpart.

     32.  Severability. If for any reason any provision of this Lease is
          ------------
determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Lease which are valid.

     33.  Tenant's Authority. Tenant represents and warrants to Landlord as
          ------------------
follows: (i) Tenant is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina; (ii) Tenant has the authority to enter into and perform its obligations under this Lease; (iii) this Lease has been duly authorized and approved on behalf of Tenant by its board of directors, and this Lease constitutes the legal, valid and binding obligation of Tenant in accordance with its terms; and (iv) Tenant has taken all action required of it by law, its Articles of Incorporation or its Bylaws, to authorize the execution, delivery and performance of this Lease and the completion of its terms.

     34.  Entire Agreement. This Lease contains the entire agreement of the
          ----------------
parties and may not be modified except by an instrument in writing that is signed by both parties. This Lease supercedes all other prior oral or written understandings of the parties regarding the subject matter hereof.

IN WITNESS WHEREOF, this Lease has been duly executed under seal by the parties hereto as of the day and year first above written.

                                        LANDLORD:

ATTEST:                                 WAKEMED PROPERTY SERVICES


/s/ [signature]                         By:/s/ [signature]
---------------------------                 ---------------------------
(Asst.) Secretary                             Name:
                                              Title: President

[Corporate Seal]




                                        TENANT:

ATTEST:                                 LIPOMED, INC.


     /s/ James D. Otvos                 By: /s/ M. A. Harpold
---------------------------                 ---------------------------
(Asst.) Secretary                             Name:  Michael A. Harpold
                                              Title: Chief Operating Officer

[Corporate Seal]

                                    EXHIBIT A
                                  THE PREMISES

                           [FLOOR PLAN OF FIRST FLOOR]

                                    EXHIBIT B

                                    THE LAND

BEING all of those certain tracts or parcels of land lying and being in Wake County, North Carolina and more particularly described as follows:

BEING those 2 tracts of land, the larger one containing 4.5656 acres and the smaller one containing 1.3169 acres, as shown on plat entitled "Property of William Lester Adcock, Jr., and Leroy Allen," prepared by John S. Lawrence, Registered Surveyor, dated May 29, 1969, and recorded in Book of Maps 1969, Vol, I, Page 78, Wake County Registry.

                                    EXHIBIT C

                  EQUIPMENT AND PROCEDURES APPROVED BY LANDLORD

     One or more "high field" NMR spectroscopy systems and related peripheral devices required for the analysis of blood serum and/or plasma. Initial activities will focus on the use of NMR for the analysis of lipoprotein subclasses.

                                    EXHIBIT D

                                      PLANS

                                 (See attached)

                                    EXHIBIT D

                                      PLANS

Interior Upfit:
--------------

     1. Remove several (approximately 6) non-load-bearing walls to open up area for general office use.

     2.   Remove a bathroom to enlarge the two contiguous offices.

     3. Remove the bathroom at the end of the hallway and move the wall to make a larger corner office.

     4.   Remove a 36" door and replace it with a 60" open doorway.

     5. Remove a second 36" door and replace the wallboard and vinyl wallcovering to match the hallway.

     6. Close the two wall openings ("pass-throughs") with drywall and wallcovering.

     Overall, new carpet and ceiling tiles will be installed. All walls will be repainted and woodwork will be cleaned and refinished. Some receptables and light switches will be relocated as a result of some walls being removed. A few overhead fluorescent light fixtures will be added.

     NOTE:  See attached floor plan for location of work described above.

     Loading Dock:
     ------------

     Plans as drawn by Cynthia Cline, AIA. (not attached)

               [FLOOR PLAN FOR SECOND FLOOR OF A. ADCOCK BUILDING]

               [PRELIMINARY PROPOSAL FOR SECOND FLOOR RENOVATION]

                                    EXHIBIT E

                                  FORM OF NOTE

                                 (See attached)

                                 PROMISSORY NOTE

$114,111.30                                                         _______,1999

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to WAKEMED PROPERTY SERVICES, a North Carolina corporation, or order ("Lender"), the principal sum of ONE HUNDRED FOURTEEN THOUSAND ONE HUNDRED ELEVEN AND 30/100 DOLLARS ($114,111.30), at P.O. Box 14743, Raleigh, North Carolina 27620-4743 (Attention: Vice-President/Finance), or at such other place as the legal holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, together with interest thereon from and after the date hereof on the unpaid principal balance outstanding, at the rates and on the terms set forth below:

     1.   Term. If not sooner paid, the entire unpaid principal balance of this
          -----
Note, plus interest accrued thereon, shall be due and payable on July 1, 2002 (the "Maturity Date").

     2.   Interest. Interest shall accrue on the unpaid principal balance of
          ---------
this Note from the date first written above until payment in full at a fixed rate of six percent (6%) per annum.

     3.   Payment of Interest and Principal. Principal and interest shall be due
          ---------------------------------
and payable as follows: (a) thirty-six (36) equal monthly installments of principal and interest in the amount of $2,206.09 due and payable on the first day of each month commencing on July 1, 1999, and ending on June 1, 2002; and
(b) one installment of $50,024.66 (or such other amount as remains due and payable hereunder) due and payable on July 1, 2002. Each payment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal. Notwithstanding the foregoing, Borrower acknowledges and agrees as follows: (x) $8,317.00 of the initial principal balance of this Note was loaned to Borrower to cover unanticipated overages (the "Contingency Amount") in connection with Borrower's upfit of space leased by Borrower from Lender pursuant to the Lease (as defined below), (y) use of the loan proceeds evidenced hereby (including the Contingency Amount) is limited solely to such upfit pursuant to the Lease and (z) to the extent that any part of the Contingency Amount greater than $500.00 remains unused by the Tenant for the purpose described in the Lease, Borrower shall refund such unused amount to Lender on the Completion Date (as defined in the Lease).

     4.   Events of Default and Remedies. Each of the following shall constitute
          ------------------------------
an "Event of Default" under this Note:

          a. Failure by Borrower to pay, as and when the same shall become due and payable, any payment of principal, interest or both, due hereunder, or on any other obligation owed to Lender, whether upon any regularly scheduled due date, upon acceleration or otherwise; or failure by Borrower to observe or perform any covenant, undertaking or other obligation arising under this Note, or under that certain Amended and Restated Lease Agreement dated as of ________,1999 (the "Lease") between Borrower and Lender, or under any other note, agreement or other document executed and delivered by Borrower to Lender, or any other person, firm or corporation, in connection with this Note or the Lease.

          b. Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower in connection with this Note or the Lease proves to have been false in any material respect when made or furnished.

          c. If, by the order of a court of competent jurisdiction, a trustee, custodian or receiver of the Borrower shall be appointed.

          d. If Borrower shall file a petition in bankruptcy or for an arrangement or reorganization pursuant to the Federal Bankruptcy Act or any similar law, federal or state, or if, by decree of a court of competent jurisdiction Borrower shall be ordered a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of receiver or receivers.

     Upon the occurrence of an Event of Default, Lender at its option may without notice to Borrower, declare immediately due and payable the entire unpaid balance of principal and interest outstanding under this Note, together with all other obligations of Borrower to Lender; whereupon Lender may exercise each of its rights and remedies under any of the documents which evidence or relate to this Note (including without limitation the Lease) and as otherwise may be provided at law or in equity. Failure to exercise this remedy shall not constitute a waiver of the right to exercise the same at any other time.

     The remedies of Lender as provided herein and in any other documents given in connection with this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     5. Prepayment.
        -----------



          a. Borrower may voluntarily prepay the principal due under this Note, in whole or in part, without any penalty or premium whatsoever.

          b.    Each prepayment made pursuant to this Section 5 shall be applied
     (i) first, to costs and expenses payable pursuant to the terms hereof, (ii) second, to the payment of interest accrued and unpaid on the principal balance hereof and (iii) third, to the repayment of the outstanding principal of this Note.

     6.   Expenses of Collection. Should the indebtedness evidenced by this Note
          ----------------------
or any part thereof be collected at law or in equity, or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection upon an Event of Default, Borrower agrees to pay, in addition to all other sums due hereunder, all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     7.   Lease. This Note is given in connection with the Lease. All of
          -----
Borrower's representations, warranties, covenants and agreements contained in the Lease are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Borrower covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

     8.   Notices. Any notice, demand or other communication to any party hereto
          -------
shall effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent via telecopy, (ii) on the next business day if sent by recognized overnight courier service and (iii) on the third business day following the date sent by certified mail, return receipt requested. Each such notice, demand or other communication shall be addressed to such party at the address set forth below (or at such other address as such party shall specify to the other parties hereto in writing):

     If to Lender:

          WakeMed Property Services
          P.O. Box 14743
          Raleigh, North Carolina 27620-4743
          Attn: Vice President/Finance

     If to Borrower:

          LipoMed, Inc.
          3009 New Bern Avenue
          Raleigh, North Carolina 27610

          Attn: Michael A. Harpold

     9.   Waivers. Borrower and any and all endorsers, sureties or guarantors
          -------
hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance or enforcement of the payment of this Note, and agree that liability hereunder shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender. Borrower and any and all endorsers, sureties or guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payments or other provisions of this Note, and agree that additional makers, endorsers, sureties or guarantors may become parties hereto without notice to any of them or affecting any of their liability hereunder.

     10.  Savings Clause. If any provision of this Note is held to be invalid or
          --------------
unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effect the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules), and any interest paid in excess of the permitted rate shall be refunded to Borrower.

     11.  Lender's Waivers. Lender shall not be deemed, by any act of omission
          ----------------
or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth in the writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

     12.  Modification in Writing. No provision of this Note may be modified or
          -----------------------
discharged orally, but only by agreement in writing signed by Borrower and Lender.

     13.  Successors and Assigns. Borrower shall not assign or transfer its
          ----------------------
rights and obligations under this Note without the prior written consent of the Lender, which consent may be withheld for any reason. The Lender may assign or transfer its rights and obligations hereunder at any time. This Note shall be binding upon and inure to the benefit of the permitted successors and assigns of Borrower and Lender.

     14.  Governing Law. This Note shall be governed by and construed in
          -------------
accordance with the laws of the State of North Carolina.

     15.  Number; Gender; Headings. Whenever used, the singular number shall
          ------------------------
include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words "Lender" and "Borrower" shall be deemed to include the respective permitted successors and assigns of Lender and Borrower. The headings of the various provisions of this Note are for convenience of reference only and shall not define or limit the terms hereof.

     16.  Indemnification. Borrower hereby indemnifies and holds Lender and its
          ---------------
successors and assigns harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Lender and its successors and assigns as a result of any breach by Borrower of any of its warranties, representations, covenants or obligations set forth herein.

     17.  Borrower's Authority. Borrower represents and warrants to Lender as
          --------------------
follows: (i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina; (ii) Borrower has the authority to enter into and perform its obligations under this Note; (iii) this Note has been duly authorized and approved on behalf of Borrower by its board of directors, and this Note constitutes the legal, valid and binding obligation of Borrower in accordance with its terms; and (iv) Borrower has taken all action required of it by law, its Articles of Incorporation or its Bylaws, to authorize the execution, delivery and performance of this Note.

     18.  Financial Reporting. Borrower hereby covenants and agrees that so long
          -------------------
as any amount shall remain due hereunder, Borrower shall deliver to Lender, within thirty (30) days after the end of each fiscal quarter of Borrower, the balance sheet of Borrower as at the end of such period and the related statements of income, stockholders' equity and cash flow of Borrower for such fiscal quarter and for the period from the beginning of the then-current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all certified by the chief financial officer of Borrower as fairly presenting the financial position of Borrower as at the dates indicated. If, after a review of such financial statements, Lender believes that Borrower cannot or may not satisfy its obligations under this Note, Lender may exercise any of its rights under this Note and the Lease as if an Event of Default has occurred.

     IN WITNESS WHEREOF, Borrower has caused this Note to be signed under seal in the company name by its duly authorized officers, the day and year first above written.

ATTEST:                                     LIPOMED, INC.




-----------------------                         -------------------------
(Asst.) Secretary                         Name:

                                            Title:

[Corporate Seal]

LIPOMED LOAN

                                                                                     DATE            7/1/1999
                                                                                     LOAN AMOUNT     $114,111.30
                                                                                     RATE            6.00%
                                                                                     TERM (YEARS)    3

                                  # PERIODS PER YEAR                                 Periods         12
                                               MONTHLY P & I PAYMENT                                 $2,206.09
                                               YEARLY P & I PAYMENT                                  $26,473.08

                                                                                         Current      Current
                         Payment     Payment   Principal    Interest      Principal      Portion      Portion
 Month       Year        Number      Amount     Portion     Portion        Balance      Principal     Interest
 -----       ----        ------      ------     -------     -------        -------      ---------     --------
July         1999        1          2,206.09    1,635.53      570.56     112,475.77
Aug          1999        2          2,206.09    1,643.71      562.38     110,832.06
Sept         1999        3          2,206.09    1,651.93      554.16     109,180.13
Oct          1999        4          2,206.09    1,660.19      545.90     107,519.94
Nov          1999        5          2,206.09    1,668.49      537.60     105,851.45
Dec          1999        6          2,206.09    1,676.83      529.26     104,174.61
Jan          2000        7          2,206.09    1,685.22      520.87     102,489.40
Feb          2000        8          2,206.09    1,693.64      512.45     100,795.75
Mar          2000        9          2,206.09    1,702.11      503.98      99,093.64
Apr          2000        10         2,206.09    1,710.62      495.47      97,383.02
May          2000        11         2,206.09    1,719.17      486.92      95,663.85
June         2000        12         2,206.09    1,727.77      478.32      93,936.07
July         2000        13         2,206.09    1,736.41      469.68      92,199.66     20,276.10     6,196.98
Aug          2000        14         2,206.09    1,745.09      461.00      90,454.57     20,377.48     6,095.60
Sept         2000        15         2,206.09    1,753.82      452.27      88,700.76     20,479.37     5,993.71
Oct          2000        16         2,206.09    1,762.59      443.50      86,938.17     20,581.77     5,891.31
Nov          2000        17         2,206.09    1,771.40      434.69      85,166.77     20,684.68     5,788.40
Dec          2000        18         2,206.09    1,780.26      425.83      83,386.51     20,788.10     5,684.98
Jan          2001        19         2,206.09    1,789.16      416.93      81,597.36     20,892.04     5,581.04
Feb          2001        20         2,206.09    1,798.10      407.99      79,799.25     20,996.50     5,476.58
Mar          2001        21         2,206.09    1,807.09      399.00      77,992.16     21,101.48     5,371.60
Apr          2001        22         2,206.09    1,816.13      389.96      76,176.03     21,206.99     5,266.09
May          2001        23         2,206.09    1,825.21      380.88      74,350.82     21,313.02     5,160.06
June         2001        24         2,206.09    1,834.34      371.75      72,516.49     21,419.59     5,053.49
July         2001        25         2,206.09    1,843.51      362.58      70,672.98     21,526.69     4,946.39
Aug          2001        26         2,206.09    1,852.73      353.36      68,820.25     21,634.32     4,838.76
Sept         2001        27         2,206.09    1,861.99      344.10      66,958.26     21,742.49     4,730.59
Oct          2001        28         2,206.09    1,871.30      334.79      65,086.97     21,851.20     4,621.88
Nov          2001        29         2,206.09    1,880.66      325.43      63,206.31     21,960.46     4,512.62
Dec          2001        30         2,206.09    1,890.06      316.03      61,316.25     22,070.26     4,402.82
Jan          2002        31         2,206.09    1,899.51      306.58      59,416.74     22,180.61     4,292.47
Feb          2002        32         2,206.09    1,909.01      297.08      57,507.74     22,291.52     4,181.56
Mar          2002        33         2,206.09    1,918.55      287.54      55,589.19     22,402.98     4,070.10
Apr          2002        34         2,206.09    1,928.14      277.95      53,661.04     22,514.99     3,958.09
May          2002        35         2,206.09    1,937.78      268.31      51,723.26     22,627.56     3,845.52
June         2002        36         2,206.09    1,947.47      258.62      49,775.78     22,740.70     3,732.38

01-Jul-02    Balance Due           50,024.66   49,775.78      248.88           0.00

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